Exhibit 99.1
WVT COMMUNICATIONS REPORTS THIRD QUARTER 2007 RESULTS
(WARWICK, NY, November 15, 2007) WVT Communications (NASDAQ: WWVY) (the “Company”) announced today its financial results for the three month and nine month periods ended September 30, 2007. There was continued improvement in net income for both periods. The Company increased its net income for the three-month period by 24% from $1,259,000 in 2006 to $1,557,000 in 2007 and by 15% from $3,162,000 in 2006 to $3,633,000 in 2007 for the nine-month period. If the gain of $611,000 (pre-tax) derived from the sale of an investment in 2006 is excluded from the net income for the first nine months of 2006, the Company’s net income for the comparable nine-month period in 2007 increased by 32% over 2006.
Operating revenues decreased 3% for the three-month period from $6,336,000 in 2006 to $6,137,000 in 2007 and by 5% for the nine-month period, from $18,752,000 in 2006 to $17,906,000 in 2007. While revenues have continued to decline compared to last year, the rate of decline has been somewhat lessened. The Company introduced its Customer Winback Program and enhanced its “Triple Play” (bundle of wireline access, broadband internet and video services) with the re-introduction of WVT-branded wireless service into an “Opt 4 Savings with Grand Slam” offering. The Company also extended the footprint of its video services and added High Definition TV during the third quarter. Management believes that these initiatives, along with other new services, competitive pricing plans and advance technology deployment should further reduce or reverse the revenue decline.
As a result of aggressive cost controls and improved operating efficiencies, operating expenses decreased a significant 7% for the three-month period from $6,727,000 in 2006 to $6,280,000 in 2007 and by 13% for the nine-month period, from $21,639,000 in 2006 to $18,905,000 in 2007.
The Company has a long history in successful deployments of new technology. WVT Communications was one of the first rural telephone companies to install digital switching, to offer internet access as an Internet Service Provider (ISP), and to offer video service as an alternative to cable TV companies. The Company has continued to invest in its operations to gain enhanced operating efficiencies and to enable the introduction of new services to our customers. This year the Company will complete the installation of its enterprise resource planning system, which will support new services and provide operating efficiencies. During the third quarter, the Company replaced its core routers with new technology. The Company has continued to deploy capital to extend video services and higher speed broadband internet to a greater number of our customers.
Commenting on the third quarter results, Duane Albro, the President and CEO said, “The continued improvement in net income is a significant accomplishment for WVT Communications and was principally due to the diligence of our employees in the execution of our business plan. The focus during the third quarter was to continue our aggressive control of expenses in order to generate a positive operating margin; lower our cost structure to enhance our competitiveness; and to position our infrastructure and products for the increased marketing and sales planned for the remainder of this year and into 2008. We remain firmly committed to creating value for our shareholders by the successful planning and deployment of these initiatives. We also remain committed to expansion of our CLEC activities through either building or acquiring the capability. We believe that implementing our plans will maximize the value of our cash flows. WVT Communications continues to demonstrate that it is a great company with great customers and great employees...and a solid plan for growth.”

About WVT Communications
WVT Communications is a leading voice, internet, video and wireless provider servicing consumers and businesses in the lower Hudson Valley of New York and New Jersey. Additional information about the Company is available at www.wvtc.com.
Forward-looking Statements
This press release includes statements that may constitute “forward-looking” statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1955. Forward-looking statements inherently involve risks and uncertainties that could cause or contribute to such differences that include, but are not limited to, competitive factors, the success of new products in the marketplace, dependence on third party vendors, and the ability to obtain financing. By making these forward-looking statements, WVT Communications undertakes no obligation to update these statements for revisions or changes after the date of this release.
Contact:
WVT Communications
Kenneth H. Volz,
Executive Vice President & Chief Financial Officer
845-986-8080

WARWICK VALLEY TELEPHONE COMPANY
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
($ in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Operating revenues:
Local network service	$799	$882	$2,418	$2,706
Network access service	2,078	2,174	6,093	6,217
Long distance services	1,007	887	2,742	2,633
Directory advertising	328	340	997	1,008
Online services	1,419	1,527	4,334	4,733
Other services and sales	506	526	1,322	1,455

Total operating revenues	6,137	6,336	17,906	18,752

Operating expenses:
Plant specific	1,081	1,332	3,138	3,707
Plant non-specific:
Depreciation and amortization	1,410	1,264	3,998	4,166
Other	752	805	2,199	2,567
Customer operations	1,120	977	3,067	3,091
Corporate operations	1,322	1,709	4,459	6,198
Cost of services and sales	229	367	914	957
Property, revenue and payroll taxes	366	273	1,130	953

Total operating expenses	6,280	6,727	18,905	21,639

Operating loss	(143)	(391)	(999)	(2,887)

Other income (expense):
Interest income (expense), net of capitalized interest	(114)	15	(240)	21
Income from equity method investments	2,626	2,177	6,761	6,945
Gain on sale of investment	—	—	—	611
Other income (expense), net	(28)	(16)	(18)	(28)

Total other income (expense)	2,484	2,176	6,503	7,549

Income before income taxes	2,341	1,785	5,504	4,662

Income taxes	784	526	1,871	1,500

Net income	1,557	1,259	3,633	3,162

Preferred dividends	6	6	19	19

Income applicable to common stock	$1,551	$1,253	$3,614	$3,143

Basic and diluted earnings per share of outstanding common stock	$0.29	$0.23	$0.68	$0.59

Weighted average shares of common stock outstanding	5,351,780	5,351,780	5,351,780	5,351,780

WARWICK VALLEY TELEPHONE COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands except share and per share amounts)

	September 30,	December 31,
	2007	2006
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$5,385	$12,296
Accounts receivable — net of allowance for uncollectibles — $150 and $107, in 2007 and 2006, respectively	3,551	4,121
Other accounts receivable	244	262
Materials and supplies	1,689	957
Prepaid expenses	695	695
Deferred income taxes	187	228

Total current assets	11,751	18,559

Property, plant and equipment, net	36,231	37,087
Unamortized debt issuance costs	68	77
Other deferred charges	849	814
Investments	8,644	3,733
Other assets	170	179

Total assets	$57,713	$60,449

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$1,081	$1,013
Current maturities of long-term debt	1,519	1,519
Advance billing and payments	251	251
Customer deposits	108	128
Accrued taxes	404	1,221
Pension and post retirement benefit obligations	1,155	1,435
Other accrued expenses	2,062	2,199

Total current liabilites	6,580	7,766

Long-term debt, net of current maturities	6,075	7,214
Deferred income taxes	1,392	4,490
Long term income taxes payable	1,948	—
Other liabilities and deferred credits	655	624
Pension and post retirement benefit obligations	7,857	7,583

Total liabilities	24,507	27,677

Shareholders’ equity
Preferred shares — $100 par value; authorized and issued shares of 5,000; $0.01 par value authorized and unissued shares of 10,000,000;	500	500
Common stock — $0.01 par value; authorized shares of 10,000,000 issued 5,985,463 shares	60	60
Treasury stock — at cost, 633,683 common shares	(4,748)	(4,748)
Additional paid in capital	3,487	3,487
Accumulated other comprehensive loss	(3,305)	(3,554)
Retained earnings	37,212	37,027

Total shareholders’ equity	33,206	32,772

Total liabilities and shareholders’ equity	$57,713	$60,449